UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  April 23, 2010

AMCORE FINANCIAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

NEVADA
(State or Other Jurisdiction of Incorporation)

0-13393	36-3183870
(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Street, Rockford, Illinois	61104
(Address of Principal Executive Offices)	(Zip Code)

(815) 968-2241
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01                      Completion of Acquisition or Disposition of Assets

On April 23, 2010, AMCORE Financial, Inc.’s (the “Company”) wholly-owned subsidiary, AMCORE Bank, N.A., a nationally chartered bank (the “Bank”), was closed by the Office of the Comptroller of the Currency (the “OCC”) and the Federal Deposit Insurance Corporation (the “FDIC”) was named receiver.

As a result of the closure and pursuant to the Federal Deposit Insurance Act, the Company has lost all rights with respect to the issued and outstanding shares of the Bank’s common stock and such shares now have no value. The Company is no longer a bank holding company registered under the Bank Holding Company Act of 1956.

Subsequent to the closure, Harris N.A. assumed all of the deposits of the Bank, excluding those from brokers, and purchased essentially all of the Bank’s assets in a transaction facilitated by the FDIC.

ITEM 2.04                      Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

As previously disclosed, the Company is in technical default under the Credit Agreement (the “Credit Facility”), dated as of August 8, 2007 and amended as of October 10, 2008, March 3, 2009, July 31, 2009 and December 18, 2009, between the Company and JPMorgan Chase Bank, N.A. (“JPMorgan”) as a result of the Bank’s leverage ratio remaining at significantly undercapitalized as of December 31, 2009.  The events described in Item 2.01 above constitute an additional event of default under the Credit Facility.  The Company has drawn $12.5 million against the Credit Facility.  All payments remain current under the facility, both parties continue to work cooperatively, and the Company has not been notified of any acceleration of maturity.

ITEM 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2010, Lori M. Burke tendered her resignation as the Executive Vice President and Chief Administrative Officer of the Company.  Such resignation was effective immediately.

ITEM 8.01                      Other Events

In light of the events described under Item 2.01, the Company has decided to postpone its Annual Meeting, which was originally scheduled for May 4, 2010.  The Company will notify stockholders when a new meeting date is set.

The disclosure contained under Item 2.01 is incorporated into this Item 8.01 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 23, 2010	AMCORE Financial, Inc.

(Registrant)

/s/ Judith Carré Sutfin
Judith Carré Sutfin Executive Vice President and Chief Financial Officer, (Duly authorized officer of the registrant and principal financial officer)